CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Bip Oil, Inc. (the “Company”) on Form 10-QSB for the period ending October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bobby Stanley, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending July 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending July 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Bip Oil, Inc.

Dated: November 27, 2007

By: /s/ Bobby Stanley
Bobby Stanley
Chief Executive Officer,
Chief Financial Officer